         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (a) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT), (b) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (c) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (a) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (b) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (c) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT WHO, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (d) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (e) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), OR (f) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION,"

"UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

No. R-1                                                   CUSIP NO. 650905AD4

                           NEWCOURT CREDIT GROUP INC.
                   6.875% NOTE, SERIES B DUE FEBRUARY 16, 2005


Original Issue Date: February 16, 1999
Issue Price: 99.661%
Interest Rate: 6.875%
Maturity Date: February 16, 2005
Principal Amount: $200,000,000

         Newcourt Credit Group Inc, a corporation organized under the laws of the Province of Ontario (herein referred to as the "Company") for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of two hundred million dollars (U.S. $200,000,000), or such other amount as is indicated on Schedule A hereof, on the Maturity Date shown above and to pay interest thereon at the rate per annum shown above until the principal hereof is paid or made available for payment. The Company will pay interest semiannually on February 16 and August 16 (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown above, and on the Maturity Date shown above. If an Interest Payment Date, a redemption date or the Maturity Date would otherwise be a day that is not a Business Day, the payment due on such day will be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date (whether or not such date is an Interest Payment Date) shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest other than interest due at the Maturity Date shown above may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. "Business Day" means any day, other than a Saturday or a Sunday, and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. This note is guaranteed as to payment of principal, premium, if any, and interest (including Additional Amounts and Liquidated Damages, if any) by AT&T Capital Corporation (the "Guarantor").

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

     IN WITNESS WHEREOF, Newcourt Credit Group Inc. has caused this instrument to be duly executed.

Dated:  February 16, 1999                   NEWCOURT CREDIT GROUP INC.



                                            By:
                                              -------------------------------

                                            Attest


                                            ---------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Certificated
Securities of the Series designated
therein referred to in the
within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee


By:
   --------------------------------------
         Authorized Officer

                                [REVERSE OF NOTE]

         This note is one of a duly authorized issue of Securities of the Company (herein referred to as the "Securities"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of February 15, 1999 (as amended, restated or supplemented from time to time, the "Indenture"), among the Company, AT&T Capital Corporation (the "Guarantor") and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. This note is one of the series of Securities designated as 6.875% Notes, Series B due February 16, 2005 (herein referred to as the "Notes"). The Guarantor has guaranteed the payment of principal, premium, if any, and interest (including Additional Amounts and Liquidated Damages, if any) on the Notes and reference is hereby made to the Guarantee dated as of February 15, 1999 by the Guarantor in favor of the Trustee for the benefit of the Holders of the Securities for a complete description of the terms of such Guarantee.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of February 10, 1999, among the Company, the Guarantor and Lehman Brothers Inc., as representative for the Initial Purchasers defined therein (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders of the Notes, that it will, at its cost, (i) within a specified period after the closing of the sale of the Notes (the "Closing"), consummate a registered exchange offer (the "Exchange Offer") pursuant to which this Note, at the option of the Holder hereof, may be exchanged for a Security substantially identical to this Note (except that such Security will not contain the legend set forth on the face of this Note restricting transfers) or (ii) file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Notes, and will use its best efforts to cause such Shelf Registration Statement to be declared effective within eight months after the Closing. If (i) neither the registration statement with respect to the Exchange Offer nor the Shelf Registration Statement is filed on or before the dates specified for such filing in the Registration Rights Agreement, (ii) neither of the registration statements described above is declared effective by the Commission on or prior to the date specified for effectiveness in the Registration Rights Agreement,
(iii) the Company fails to consummate the Exchange Offer within 30 business days after the date specified for effectiveness in the Registration Rights Agreement, or (iv) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Company will pay liquidated damages to each Holder, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder ("Liquidated

Damages"), provided that a Holder shall not be entitled to the benefit of any Liquidated Damages unless and until such Holder shall have furnished to the Company the information required by Section 4(b) of the Registration Rights Agreement. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages shall be paid by the Company on each Interest Payment Date for which Liquidated Damages are owed to the Holders of Notes in the same manner as interest is paid pursuant to the Indenture. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         All payments of principal of and interest on this Note will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to this Note, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by the Holder of this Note (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder of this Note would have received if such Taxes had not been withheld or deducted; provided that no such Additional Amounts shall be payable with respect to a payment made to a Holder of Notes:

                   (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

                  (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Notes or the receipt of payment thereunder; or

                 (iii) who could lawfully avoid (but has not so avoided) such deduction or withholding by complying, or procuring that any third party complies with any statutory requirements or by making or procuring that a third party makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

         The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Trustee within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

         Any reference herein to principal or interest shall be deemed also to refer to any Additional Amounts which may be payable under this provision.

         Except as provided in this paragraph, this Note may not be redeemed prior to the Maturity Date and this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If the Company shall determine that it has or will become obligated to pay Additional Amounts, then the Company may, at its option, or shall, if required, redeem this Note in accordance with Section 4.01 of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by any such amendment or modification (with each series voting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of each series affected thereby (with each series voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the outstanding Securities of such series way waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Notes are issuable as registered Notes without coupons in denominations that are integral multiples of U.S. $1,000. At the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without service charge for a like aggregate principal amount of Notes of other authorized denominations.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company referred to above, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereof.

         The Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor, or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereof) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all purposes, and neither the Company, the Guarantor, nor the Trustee nor any such agent shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future, of the Company, of the Guarantor or of any successor corporations or Persons, either directly or through the Company, the Guarantor or any successor corporation or Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common
TEN ENT  -   as tenants by the entireties
JT TEN   -   as joint tenants with right of survivorship and not as
             tenants in common

 UNIF GIFT MIN ACT - __________________________ Custodian ______________________
                              (Cust)                               (Minor)

 Under Uniform Gifts to Minor Act ___________________________
                                            (State)

     Additional abbreviations may also be used though not in the above list

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 [PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Date:_______________________


Signature Guarantee:____________________________________________________________


         In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

    (1) [ ] to the Company or any subsidiary thereof,

    (2) [ ] to a qualified institutional buyer in compliance with Rule 144A,

    (3) [ ] outside the United States in compliance with Rule 904 under the Securities Act

    (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or

    (5) [ ] pursuant to an effective registration statement under the Securities Act.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount of this Global Note shall be $200,000,000. The following increases or decreases in the principal amount of this Global Note have been made:


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 AMOUNT OF DECREASE IN     AMOUNT OF INCREASE     PRINCIPAL AMOUNT OF        SIGNATURE OF         DATE OF EXCHANGE
  PRINCIPAL AMOUNT OF      IN PRINCIPAL AMOUNT      THIS GLOBAL NOTE      AUTHORIZED OFFICER       FOLLOWING SUCH
    THIS GLOBAL NOTE       OF THIS GLOBAL NOTE                            OF TRUSTEE OR NOTES       DECREASE OR
                                                                               CUSTODIAN              INCREASE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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